SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2005

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 771-5765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2005, the Corporate Governance Committee, in order to remain at a competitive level, set the Director’s Compensation annual retainer and meeting fees for 2005-2006, effective July 1, 2005. The annual retainer will be $40,000 and the meeting fees will be as follows:

Board Meeting	$3,000

Committee Meeting-Chairman
Audit	$4,000
Compensation	$2,000
Corporate Governance	$2,000

Committee Meeting-Participant
Audit	$1,000
Compensation	$1,000
Corporate Governance	$1,000

Participation via conference call reduces the meeting fees by 50%.

In addition to the annual retainer and meeting fees the Directors received 5,000 stock options.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 3, 2005, at the annual shareholders meeting, the following directors were re-elected: Nina V. Fedoroff, David R. Harvey, W. Lee McCollum, William C. O’Neil, Jr., J. Pedro Reinhard, D. Dean Spatz and Barrett A. Toan. Timothy R. G. Sear, Chairman of Alcon, Inc., was elected to his first term as a Director. Jerome W. Sandweiss retired as a Director after serving 30 years.

Item 7.01. Regulation FD Disclosure

On May 3, 2005, Sigma-Aldrich Corporation issued a press release announcing the Company’s quarterly dividend and the election of the Company’s directors. A copy of this press release is furnished with this report as an exhibit to this Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release issued May 3, 2005 — SIGMA-ALDRICH DIRECTORS ELECTED AND QUARTERLY DIVIDEND DECLARED.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2005

SIGMA-ALDRICH CORPORATION

By:	/S/ KAREN MILLER
Karen Miller, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued May 3, 2005 — SIGMA-ALDRICH DIRECTORS ELECTED AND QUARTERLY DIVIDEND DECLARED.